Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Chief Financial Officer Ronald R. Spoehel to Depart and Accept New Position

Kevin M. Phillips Appointed Interim Chief Financial Officer

FAIRFAX, Virginia, August 26, 2005 — ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other federal government customers announced today that Ronald R. Spoehel is resigning his management and director roles and will join ICX Technologies, Inc. Kevin M. Phillips, the company’s Corporate Vice President and Chief of Staff has been named interim Chief Financial Officer while a search for a replacement is conducted. The Audit Committee of ManTech’s Board of Directors will lead the formal search for Mr. Spoehel’s permanent replacement and has retained a search firm to assist the Board in conducting a national search.

“Ron has played an instrumental role in our success during a period of strong growth for the company,” said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. “We appreciate his efforts and wish him continued success in his future endeavors.”

Mr. Phillips has served as Corporate Vice President and Chief of Staff since February 2003, and in that capacity has played an active role in the integration of recent acquisitions as well as other strategic business issues for ManTech. He was formerly the Chief Financial Officer of CTX Corporation, which was acquired by ManTech in December 2002. Since 1984, he has held various senior financial and management roles in IT services providers to the government.

About ManTech International Corporation

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the

U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshals Service deploy a common, office automation system. With projected 2005 revenues of approximately $1 billion and 6,000 highly qualified employees, the company operates in the United States and 40 countries worldwide. In 2004, ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies and ranked by VARBusiness magazine as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Such forward-looking statements are subject to factors that could cause actual results to differ materially from those anticipated results. For a discussion of such risks and uncertainties, please refer to the section titled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q and Form 8-K. The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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